Exhibit 99.2

Associated Estates Realty Corporation Fourth Quarter 2005 Earnings Release and Supplemental Financial Data

Courtney Chase

1100 Courtney Chase Circle

Orlando, FL 32837

Tel: (407) 888-0083

WebSite: www.courtneychaseapts.com

Courtney Chase is an exquisite estate-like apartment community located in the heart of the prestigious Hunter's Creek neighborhood. Courtney Chase features ornately detailed architecture, chic landscaping, and picturesque lake views. Situated in a lush, wooded area, this premier community provides distinctive amenities, including charming walking trails, a resort-style pool with wireless internet access, fully equipped fitness center, and high-speed business center, combined with convenient access to key traffic arteries, major employers, area theme parks, golf, shopping, dining, entertainment, and more.

Associated Estates Realty Corporation Phone: (216) 261-5000

5025 Swetland Court Fax: (216) 289-9600

Cleveland, Ohio 44143-1467 Web Site: www.aecrealty.com

Investor contact: Barbara E. Hasenstab

Vice President of Investor Relations

and Corporate Communications

(216) 797-8798

IR@aecrealty.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2006 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, including without limitation the following: changes in economic conditions in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available apartments and change in market rental rates; increases in property and liability insurance costs; catastrophic losses that are not covered by the Company's insurance; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; changes in government regulations affecting the Affordable Housing properties and other properties operated by the Company; changes in or termination of contracts relating to third party management and advisory business; inability to renew current Housing Assistance Payment ("HAP") contracts at existing rents; weather and other conditions that might adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to achieve anticipated reductions in operating expenses and increases in revenues; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks related to the Company's joint ventures; risks associated with property acquisitions such as environmental liability, among others; changes in market conditions that may limit or prevent the Company from acquiring or selling properties; the timing of the defeasance of loans; and risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located.

Associated Estates Realty Corporation Fourth Quarter 2005 Supplemental Financial Data

ASSOCIATED ESTATES REALTY CORPORATION REPORTS FOURTH QUARTER RESULTS

Cleveland, Ohio - February 9, 2006 - Associated Estates Realty Corporation (NYSE: AEC) today reported net income applicable to common shares of $23,239,000 or $1.28 per common share (basic and diluted), for the fourth quarter ended December 31, 2005, compared with a net loss applicable to common shares of $3,410,000, or $0.17 per common share (basic and diluted), for the fourth quarter ended December 31, 2004. The results for the fourth quarter of 2005 include gains from property sales of approximately $1.49 per share.

Funds from operations (FFO) for the quarter were $0.26 per common share (basic and diluted), compared with $0.26 per common share (basic and diluted) for the fourth quarter ended December 31, 2004. A reconciliation of net income (loss) applicable to common shares to FFO is included on page 9.

Total revenues for the quarter were $38,889,000, compared with $36,688,000 for the fourth quarter of 2004, an increase of 6.0 percent.

Additional quarterly and year to date financial information, including segment detail and performance by region for the Company's same store portfolio, is included on pages 12 through 18.

Same Store (Market-Rate) Portfolio

Revenues for the quarter from the Company's same store (market-rate) portfolio were up 2.7 percent, and total property operating expenses for the same store (market-rate) portfolio increased 4.6 percent, resulting in a 1.2 percent increase in net operating income (NOI), compared with the fourth quarter of 2004. Excluding the impact of the state of Ohio property tax rollback expense, discussed under " Full Year Performance" below, NOI for the same store (market-rate) portfolio would have increased 2.3 percent, compared with the fourth quarter of 2004.

Controllable expenses, including personnel, advertising and promotion, buildings and grounds repair and maintenance and other operating expenses, declined 3.5 percent, while noncontrollable expenses, including utilities and real estate taxes and insurance, increased 16.2 percent.

Physical occupancy was 92.5 percent at the end of the fourth quarter of 2005, compared with physical occupancy of 91.2 percent at the end of the fourth quarter of 2004.

For the fourth quarter, the average net collected rent per unit for the same store (market-rate) properties increased 2.5 percent to $690 per month, compared with the fourth quarter of 2004. Net collected rent per unit for the Company's same store (market-rate) Midwest portfolio grew 1.5 percent, while net collected rent per unit for the Company's same store (market-rate) properties in the Mid-Atlantic/Southeast markets grew 6.0 percent.

Sequential Same Store (Market-Rate) Portfolio

On a sequential quarterly basis, revenues from the Company's same store (market-rate) portfolio were down 0.7 percent, and the average net collected rent per unit for the same store (market-rate) properties decreased 0.6 percent in the fourth quarter, compared with the third quarter of 2005.

Full Year Performance

For the year ended December 31, 2005, the Company had net income applicable to common shares of $28,913,000 or $1.51 per common share (basic and diluted), compared with a net loss applicable to common shares of $2,481,000 or $0.13 per common share (basic and diluted) for the year ended December 31, 2004. The full year results include gains from property sales of approximately $2.53 per share in 2005 and $0.50 per share in 2004.

Funds from operations (FFO) for the year 2005 were $0.91 per common share (basic and diluted), compared with $1.07 per common share (basic and diluted) for the year 2004. The results for the year 2005 exclude non-cash redemption costs of approximately $0.11 per share associated with the redemption of the Company's Class A Preferred Shares in January 2005.

The FFO per share for 2005 also reflects: decline in third party management fee revenues; more "normalized" operations for the Company's painting subsidiary; and the elimination of the 10 percent property tax rollback for commercial properties in the state of Ohio, which resulted in real estate tax increases for the year of approximately $0.04 per share, compared with 2004.

A reconciliation of net income (loss) applicable to common shares to FFO is included on page 9.

Acquisitions and Dispositions

As previously announced, the Company acquired a 168-unit apartment community in Atlanta, GA in October. The Company also sold a 460-unit community in Orlando, FL, in October, as previously announced. Proceeds from the sales of properties are currently being used primarily to pay down debt and repurchase shares of the Company's stock.

The Company said it expects to sell at least $75 million of properties during 2006.

Stock Repurchase

In 2005, the Company's Board of Directors approved a $50 million stock repurchase program. During the fourth quarter, the Company purchased 914,800 shares at an average price of $9.26 per share, bringing the total shares repurchased for the year to 1,818,700 shares at an average price of $9.56 per share.

The Company said it intends to enter into a Rule 10b5-1 contract to facilitate stock repurchases under the previously authorized stock repurchase program.

2006 Earnings Guidance

The Company said its current FFO expectations for the year 2006 are in the range of $0.98 to $1.02 per share. Assumptions relating to the Company's earnings guidance can be found on page 21.

Conference Call

A conference call to discuss the results will be held today, Thursday, February 9, at 2:00 p.m. Eastern. To participate in the call:

Via Telephone: The dial in number is 800-867-4593, and the passcode is "Estates."

Via the Internet (listen only): Access the Investor Relations page on the Company's website at www.aecrealty.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. Select the "Live Webcast" link at the top of the page and follow the brief instructions to register for the event. The webcast will be archived through February 23, 2006.

Associated Estates Realty Corporation

Financial and Operating Highlights

For the Three Months and Twelve Months Ended December 31, 2005 and 2004

(Unaudited; in thousands, except per share and ratio data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
OPERATING INFORMATION	2005	2004	2005	2004

Total revenue	$ 38,889	$ 36,688	$ 150,428	$ 149,387
Property revenue	$ 35,252	$ 32,843	$ 137,611	$ 129,840
Net income (loss) applicable to common shareholders	$ 23,239	$ (3,410)	$ 28,913	$ (2,481)
Per share:
Basic	$ 1.28	$ (0.17)	$ 1.51	$ (0.13)
Diluted	$ 1.28	$ (0.17)	$ 1.51	$ (0.13)

Funds from Operations (FFO) (1)	$ 4,764	$ 5,014	$ 15,217	$ 20,921

FFO excluding preferred redemption costs (2)	$ 4,764	$ 5,014	$ 17,380	$ 20,921

FFO per share - basic and diluted	$ 0.26	$ 0.26	$ 0.79	$ 1.07

FFO per share excluding preferred redemption
costs - basic and diluted	$ 0.26	$ 0.26	$ 0.91	$ 1.07

Funds Available for Distribution (FAD)(1)	$ 2,889	$ 2,673	$ 12,077	$ 14,859

Dividends per share	$ 0.17	$ 0.17	$ 0.68	$ 0.68

Payout ratio - FFO	65.4%	65.4%	86.1%	63.6%
Payout ratio - FFO excluding preferred redemption costs	65.4%	65.4%	74.7%	63.6%
Payout ratio - FAD	106.3%	121.4%	107.9%	89.5%

Common dividends - paid	$ 3,182	$ 3,341	$ 13,229	$ 13,331
Preferred dividends - paid	$ 1,262	$ 1,371	$ 5,450	$ 5,484

Service companies expense	$ 958	$ 832	$ 3,905	$ 3,842
General and administrative expense	$ 1,864	$ 2,116	$ 7,999	$ 7,771
Interest expense (3)	$ 10,861	$ 9,668	$ 41,597	$ 38,134
Interest coverage ratio (4)	1.53:1	1.67:1	1.54:1	1.69:1
Fixed charge coverage ratio (5)	1.38:1	1.44:1	1.38:1	1.48:1
General and administrative expense to property revenue	5.3%	6.4%	5.8%	6.0%
Interest expense to property revenue	30.8%	29.4%	30.2%	29.4%
NOI (6)	$ 18,935	$ 17,989	$ 71,078	$ 71,286
Property NOI (6)	$ 18,584	$ 17,597	$ 71,301	$ 69,222
ROA (7)	7.5%	7.4%	7.5%	7.4%
Same store market-rate revenue increase (decrease)	2.7%	1.9%	1.5%	0.2%
Same store market-rate expense increase (decrease)	4.6%	1.1%	5.5%	(7.4)%
Same store market-rate NOI increase (decrease)	1.2%	2.5%	(2.1)%	8.1%
Same store market-rate operating margins	52.9%	53.7%	51.4%	53.2%

(1) See page 9 for a reconciliation of net income (loss) to these non-GAAP measurements and page 22 for the Company's definition of these non-GAAP measurements.

(2) See page 22 for the Company's definition of this non-GAAP measurement.

(3) Excludes amortization of financing fees of $270 and $1,156 for the three and twelve months 2005 and $250 and $1,067 for the three and twelve months 2004, respectively.

(4) Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs, and excluding preferred redemption cost write-off. See page 23 for a reconciliation of net income (loss) to EBITDA and for the Company's definition of EBITDA.

(5) Represents interest expense and preferred stock dividend payment coverage, excluding preferred redemption cost write-off.

(6) See pages 12 and 13 for a reconciliation of net income (loss) to the non-GAAP measurements and page 23 for the Company's definition of these non-GAAP measurements.

(7) ROA is calculated as trailing twelve month Property NOI divided by average gross real estate assets.

Associated Estates Realty Corporation Financial and Operating Highlights Fourth Quarter 2005 (Unaudited; in thousands, except per share and ratio data)

	December 31,	December 31,
MARKET CAPITALIZATION DATA	2005	2004

Net real estate investments	$ 645,937	$ 665,268
Total assets	$ 719,242	$ 762,917

Debt	$ 573,570	$ 557,279
Minority interest	$ 2,172	$ 2,172
Preferred stock -9.75% Class A Cumulative Redeemable Preferred Shares	$ -	$ 56,250
-8.70% Class B Cumulative Redeemable Preferred Shares	$ 58,000	$ 58,000
Total shareholders' equity	$ 108,981	$ 163,590

Common shares outstanding	17,950	19,653
Share price, end of period	$ 9.04	$ 10.22

Total market capitalization(1)	$ 816,505	$ 894,852

Undepreciated book value of real estate (2)	$ 944,725	$ 958,450

Debt to undepreciated book value of real estate	60.7%	58.1%

Debt to total market capitalization (1)	73.0%	64.8%

Annual dividend	$ 0.68	$ 0.68

Annual dividend yield based on share price, end of period	7.5%	6.7%

(1) Includes the Company's share of unconsolidated debt of $22,667 and $22,469 as of December 31, 2005 and December 31, 2004, respectively.

(2) Includes $4,556 of undepreciated real estate associated with a property classified as held for sale at December 31, 2005.

Associated Estates Realty Corporation Financial and Operating Highlights Fourth Quarter 2005

PORTFOLIO INFORMATION
		No. of	Average Age of
Company Portfolio:	Properties	Units	Owned Properties
Directly owned:
Affordable Housing	12	1,246	27
"Same Store" Market-Rate	57	14,594	15
Acquisition	2	484	6
Held for Sale	1	120	25
Joint ventures:
Affordable Housing	1	108	23
Market-Rate	1	843	5
Third party managed:
Affordable Housing	31	5,116
Market-Rate	6	1,241
Total Company Portfolio	111	23,752

Associated Estates Realty Corporation Condensed Consolidated Balance Sheets Fourth Quarter 2005 (Unaudited; dollar amounts in thousands)

	December 31,	December 31,
	2005	2004
ASSETS
Real estate assets
Investment in real estate	$ 939,149	$ 956,620
Construction in progress	1,020	1,830
Less: accumulated depreciation	(294,505)	(293,182)
	645,664	665,268
Real estate associated with property held for sale, net	273	-

Real estate, net	645,937	665,268
Cash and cash equivalents	39,733	61,734
Restricted cash	8,497	8,740
Other assets	25,075	27,175
Total assets	$ 719,242	$ 762,917

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable	$ 547,790	$ 547,279
Lines of credit borrowings	-	10,000
Unsecured borrowings	25,780	-
Total debt	573,570	557,279
Accounts payable, accrued expenses and other liabilities	34,519	39,876
Total liabilities	608,089	597,155

Operating partnership minority interest	2,172	2,172

Shareholders' equity
Preferred shares, without par value; 9,000,000 shares authorized;
9.75% Class A cumulative redeemable, $250 per share liquidation
preference, 225,000 issued and outstanding at December 31, 2004	-	56,250
8.70% Class B Series II cumulative redeemable, $250 per share
liquidation preference, 232,000 issued and outstanding	58,000	58,000
Common shares, without par value, $.10 stated value; 41,000,000 authorized; 22,995,763 issued and 17,950,326 and 19,653,187
outstanding at December 31, 2005 and December 31, 2004, respectively	2,300	2,300
Paid-in capital	278,886	277,117
Accumulated distributions in excess of accumulated net income	(184,303)	(200,277)
Accumulated other comprehensive income	(25)	-
Less: Treasury shares, at cost, 5,045,437 and 3,342,576 shares
at December 31, 2005 and December 31, 2004, respectively	(45,877)	(29,800)
Total shareholders' equity	108,981	163,590
Total liabilities and shareholders' equity	$ 719,242	$ 762,917

Associated Estates Realty Corporation Consolidated Statements of Operations Three Months and Twelve Months Ended December 31, 2005 and 2004 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
REVENUE
Rental income	$ 33,525	$ 31,576	$ 131,338	$ 125,570
Fee income and reimbursements	3,052	3,280	11,711	13,102
Painting services	583	376	1,094	6,147
Other income	1,729	1,456	6,285	4,568
Total revenue	38,889	36,688	150,428	149,387

EXPENSES
Property operating and maintenance	16,676	15,252	66,343	60,631
Depreciation and amortization	8,758	7,895	33,852	30,615
Direct property management and service companies expenses	3,176	3,145	12,503	13,019
Painting services and charges	503	458	1,150	4,764
General and administrative	1,864	2,116	7,999	7,771
Total expenses	30,977	28,866	121,847	116,800
Operating income	7,912	7,822	28,581	32,587
Interest income	401	156	646	313
Interest expense, net	(11,131)	(9,918)	(42,753)	(39,201)
(Loss) income before equity in net loss of joint ventures,
minority interest and income from discontinued operations	(2,818)	(1,940)	(13,526)	(6,301)
Gain on disposition of investment	150	-	150	-
Equity in net loss of joint ventures	(77)	(266)	(644)	(923)
Minority interest in operating partnership	(16)	(16)	(63)	(63)
(Loss) income from continuing operations	(2,761)	(2,222)	(14,083)	(7,287)
Income from discontinued operations:
Operating income	163	503	1,753	929
Gain on disposition of properties, net	27,099	-	48,536	9,682
Income from discontinued operations	27,262	503	50,289	10,611
Net income (loss)	24,501	(1,719)	36,206	3,324
Preferred share dividends	(1,262)	(1,691)	(5,130)	(5,805)
Original cost associated with redemption of preferred shares	-	-	(2,163)	-
Net income (loss) applicable to common shares	$ 23,239	$ (3,410)	$ 28,913	$ (2,481)

Earnings per common share - basic:
(Loss) income from continuing operations
applicable to common shares	$ (0.22)	$ (0.20)	$ (1.12)	$ (0.67)
Income from discontinued operations	1.50	0.03	2.63	0.54
Net income (loss) applicable to common shares	$ 1.28	$ (0.17)	$ 1.51	$ (0.13)

Earnings per common share - diluted:
(Loss) income from continuing operations
applicable to common shares	$ (0.22)	$ (0.20)	$ (1.12)	$ (0.67)
Income from discontinued operations	1.50	0.03	2.63	0.54
Net income (loss) applicable to common shares	$ 1.28	$ (0.17)	$ 1.51	$ (0.13)

Weighted average shares outstanding - basic	18,214	19,551	19,162	19,519
Weighted average shares outstanding - diluted	18,214	19,551	19,162	19,519

Associated Estates Realty Corporation Reconciliation of Funds from Operations (FFO) and Funds Available for Distribution (FAD) (In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
CALCULATION OF FFO AND FAD	2005	2004	2005	2004

Net income (loss) applicable to common shares	$ 23,239	$ (3,410)	$ 28,913	$ (2,481)

Add: Depreciation - real estate assets	7,923	8,022	32,355	31,583
Depreciation - real estate assets - joint ventures	239	241	959	1,059
Amortization of joint venture deferred costs	9	9	34	8
Amortization of intangible assets	453	152	1,492	434
Less: Gain on disposition of properties	(27,099)	-	(48,536)	(9,682)
Funds From Operations (FFO) (1)	4,764	5,014	15,217	20,921

Add: Original costs associated with
redemption of preferred shares	-	-	2,163	-

Funds From Operations (FFO) excluding
preferred redemption costs (1)	4,764	5,014	17,380	20,921

Add: Depreciation - other assets	386	441	1,617	1,737
Depreciation - other assets - joint ventures	43	50	177	200
Amortization of deferred financing fees	270	266	1,156	1,067
Amortization of deferred financing fees - joint ventures	12	7	47	68

Less: Fixed asset additions (2)	(2,512)	(3,059)	(8,152)	(9,058)
Fixed asset additions - joint ventures (2)	(74)	(46)	(148)	(76)
Funds Available for Distribution (FAD) (1)	$ 2,889	$ 2,673	$ 12,077	$ 14,859

Weighted average shares outstanding - basic	18,214	19,551	19,162	19,519
Weighted average shares outstanding - diluted	18,214	19,551	19,162	19,519

PER SHARE INFORMATION:

FFO - basic and diluted	$ 0.26	$ 0.26	$ 0.79	$ 1.07
FFO excluding preferred redemption costs - basic and diluted	$ 0.26	$ 0.26	$ 0.91	$ 1.07
Dividends	$ 0.17	$ 0.17	$ 0.68	$ 0.68
Payout ratio - FFO	65.4%	65.4%	86.1%	63.6%
Payout ratio - FFO excluding preferred redemption costs	65.4%	65.4%	74.7%	63.6%
Payout ratio - FAD	106.3%	121.4%	107.9%	89.5%

(1) See page 22 for the Company's definition of these non-GAAP measurements.

(2) Fixed asset additions exclude development, investment and non-recurring capital additions and only reflect the Company's prorata share of recurring joint venture capital additions.

Associated Estates Realty Corporation Discontinued Operations (1) Three Months and Twelve Months Ended December 31, 2005 and 2004 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2005			2004			2005			2004
	Sold	Held for Sale	Total	Sold	Held for Sale	Total	Sold	Held for Sale	Total	Sold	Held for Sale	Total
REVENUE
Rental income	$ 327	$ 210	$ 537	$ 2,516	$ 160	$ 2,676	$ 7,329	$ 791	$ 8,120	$ 10,615	$ 715	$ 11,330
Other income	13	102	115	61	78	139	216	371	587	215	292	507
Total revenue	340	312	652	2,577	238	2,815	7,545	1,162	8,707	10,830	1,007	11,837
EXPENSES
Property operating and maintenance	258	227	485	1,119	255	1,374	3,839	1,106	4,945	5,543	1,094	6,637
Depreciation and amortization	-	4	4	678	42	720	1,539	74	1,613	2,986	153	3,139
Total expenses	258	231	489	1,797	297	2,094	5,378	1,180	6,558	8,529	1,247	9,776
Operating income	82	81	163	780	(59)	721	2,167	(18)	2,149	2,301	(240)	2,061
Interest income	-	-	-	-	-	-	-	-	-	1	-	1
Interest expense, net	-	-	-	(218)	-	(218)	(396)	-	(396)	(1,133)	-	(1,133)
Gain on disposition of properties, net	27,099	-	27,099	-	-	-	48,536	-	48,536	9,682	-	9,682
Income from discontinued operations	$ 27,181	$ 81	$ 27,262	$ 562	$ (59)	$ 503	$ 50,307	$ (18)	$ 50,289	$ 10,851	$ (240)	$ 10,611

Earnings per common share - basic:
Income from discontinued operations	$ 1.49	$ 0.01	$ 1.50	$ 0.03	$ 0.00	$ 0.03	$ 2.63	$ 0.00	$ 2.63	$ 0.55	$ (0.01)	$ 0.54

Earnings per common share - diluted:
Income from discontinued operations	$ 1.49	$ 0.01	$ 1.50	$ 0.03	$ 0.00	$ 0.03	$ 2.63	$ 0.00	$ 2.63	$ 0.55	$ (0.01)	$ 0.54

Weighted average shares outstanding-basic	18,214	18,214	18,214	19,551	19,551	19,551	19,162	19,162	19,162	19,519	19,519	19,519
Weighted average shares outstanding-diluted	18,214	18,214	18,214	19,551	19,551	19,551	19,162	19,162	19,162	19,519	19,519	19,519

(1) In accordance with SFAS 144, we report the results of operations and gain/loss related to the sale of real estate assets as discontinued operations. Real estate assets that are classified as held for sale are also reported as discontinued operations. We generally classify properties held for sale when all significant contingencies surrounding the closing have been resolved. In many transactions, these contingencies are not satisfied until the actual closing of the transaction. Interest expense included in discontinued operations is limited to interest on mortgage debt specifically associated with properties sold or classified as held for sale.

Included in the table above are one property held for sale, two properties disposed of in 2005 and one property disposed of in 2004.

Associated Estates Realty Corporation Overview of Operating Expenses Related to Repairs and Maintenance and Capitalized Expenditures (In thousands, except estimated GAAP useful life and cost per unit)

		Twelve Months Ended
		December 31, 2005
	Estimated
	GAAP Useful		Cost
	Life (Years)	Amount	Per Unit(1)
OPERATING EXPENSES RELATED TO REPAIRS AND MAINTENANCE

Repairs and maintenance(2)		$ 13,338	$ 776
Maintenance personnel labor cost(2)		6,917	403
Total Operating Expenses Related to Repairs and Maintenance		20,255	1,179

CAPITAL EXPENDITURES

Recurring Capital Expenditures (3)
Amenities	5	177	10
Appliances	5	769	45
Building improvements(4)	14	2,057	120
Carpet and flooring	5	2,842	165
HVAC and mechanicals	15	729	42
Landscaping and grounds	14	939	55
Office/model	5	29	2
Suite improvements	5	147	8
Miscellaneous	5	33	2

Total Recurring Capital Expenditures - Properties		7,722	449

Corporate capital expenditures(5)(6)		430	25

Total Recurring Capital Expenditures		8,152	474

Total Recurring Capital Expenditures and Repairs and Maintenance		$ 28,407	$ 1,653

Total Recurring Capital Expenditures		$ 8,152

Investment/Revenue Enhancing Expenditures(7):
Siding/Painting (9)	10	203
Retail space buildout (8)	5	2
Water sub-meters (8)	14	49
Capital expenditures associated with common area upgrades (9)	various	617

Total Investment/Revenue Enhancing Expenditures		871

Grand Total Capital Expenditures		$ 9,023

(1) Calculated using 17,183 units, including 1,246 affordable housing units, 604 acquisition/disposition property units, 739 sold property units and 14,594 same store market-rate units.

(2) Included in property operating and maintenance expense in the Consolidated Statements of Operations.

(3) See page 24 for the Company's definition of recurring fixed asset additions.

(4) Includes primarily building exterior work, exterior painting and new roofs.

(5) Includes upgrades to computer hardware and software as well as corporate office furniture and fixtures.

(6) Includes $27 of capital lease payments.

(7) See page 24 for the Company's definition of investment/revenue enhancing additions.

(8) Related to single market-rate asset.

(9) Related to two market-rate assets.

Associated Estates Realty Corporation Segment Information (Unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2005					Three Months Ended December 31, 2004
				Management					Management
	Acquisitions/	Same Store	Affordable	and Service		Acquisitions/	Same Store	Affordable	and Service
	Dispositions	Market-Rate	Housing	Operations	Total	Dispositions	Market-Rate	Housing	Operations	Total

Revenue	$ 1,582	$ 31,187	$ 2,483	$ 3,637	$ 38,889	$ -	$ 30,354	$ 2,489	$ 3,845	$ 36,688
Interest income	-	1	7	393	401	-	2	4	150	156
Expenses	744	14,705	1,227	3,679	20,355	-	14,065	1,187	3,603	18,855

NOI (1)	838	16,483	1,263	351	18,935	-	16,291	1,306	392	17,989

Depreciation and amortization	963	7,283	321	191	8,758	-	7,366	330	199	7,895
General and administrative	101	1,622	141	-	1,864	-	1,956	160	-	2,116
Interest expense	628	10,461	1	41	11,131	-	9,858	1	59	9,918
	1,692	19,366	463	232	21,753	-	19,180	491	258	19,929
(Loss) income before equity in loss of
joint ventures, minority interest and income
from discontinued operations	(854)	(2,883)	800	119	(2,818)	-	(2,889)	815	134	(1,940)
Gain on disposition of investment	-	-	-	150	150	-	-	-	-	-
Equity in net loss of joint ventures	5	(65)	(17)	-	(77)	(7)	(234)	(25)	-	(266)
Minority interest in operating partnership	-	-	-	(16)	(16)	-	-	-	(16)	(16)
(Loss) income before income
from discontinued operations	(849)	(2,948)	783	253	(2,761)	(7)	(3,123)	790	118	(2,222)
Income from discontinued operations:
Operating income	163	-	-	-	163	503	-	-	-	503
Gain on disposition of properties	27,099	-	-	-	27,099	-	-	-	-	-
Net income (loss)	26,413	(2,948)	783	253	24,501	496	(3,123)	790	118	(1,719)
Preferred share dividends	(75)	(1,043)	(82)	(62)	(1,262)	(36)	(1,464)	(114)	(77)	(1,691)
Net income (loss) applicable to common shares	26,338	(3,991)	701	191	23,239	460	(4,587)	676	41	(3,410)

Add: Depreciation - real estate assets	525	7,039	308	51	7,923	702	6,963	310	47	8,022
Depreciation - real estate assets - joint ventures	-	217	22	-	239	-	218	23	-	241
Amortization of joint venture deferred costs	-	9	-	-	9	-	9	-	-	9
Amortization of intangible assets	440	13	-	-	453	-	152	-	-	152
Less: Gain on disposition of properties	(27,099)	-	-	-	(27,099)	-	-	-	-	-
Funds From Operations (FFO)	$ 204	$ 3,287	$ 1,031	$ 242	$ 4,764	$ 1,162	$ 2,755	$ 1,009	$ 88	$ 5,014
Weighted average shares outstanding - basic					18,214					19,551
Weighted average shares outstanding - diluted					18,214					19,551

FFO per share - basic and diluted (2)	$ 0.01	$ 0.18	$ 0.06	$ 0.01	$ 0.26	$ 0.05	$ 0.16	$ 0.05	$ -	$ 0.26

(1) See page 23 for the Company's definition of this non-GAAP measurement.

(2) See page 22 for the Company's definition of this non-GAAP measurement.

Associated Estates Realty Corporation Segment Information (Unaudited, in thousands, except per share data)

	Twelve Months Ended December 31, 2005					Twelve Months Ended December 31, 2004
				Management					Management
	Acquisitions/	Same Store	Affordable	and Service		Acquisitions/	Same Store	Affordable	and Service
	Dispositions	Market-Rate	Housing	Operations	Total	Dispositions	Market-Rate	Housing	Operations	Total

Revenue	$ 7,336	$ 120,337	$ 9,938	$ 12,817	$ 150,428	$ 1,427	$ 118,598	$ 9,815	$ 19,547	$ 149,387
Interest income	2	13	18	613	646	1	4	8	300	313
Expenses	2,837	58,544	4,962	13,653	79,996	552	55,496	4,583	17,783	78,414

NOI (1)	4,501	61,806	4,994	(223)	71,078	876	63,106	5,240	2,064	71,286

Depreciation and amortization	3,721	28,062	1,286	783	33,852	682	27,718	1,285	930	30,615
General and administrative	434	6,959	606	-	7,999	422	6,760	589	-	7,771
Interest expense	1,782	40,742	5	224	42,753	331	38,672	5	193	39,201
	5,937	75,763	1,897	1,007	84,604	1,435	73,150	1,879	1,123	77,587
(Loss) income before equity in loss of
joint ventures, minority interest and income
from discontinued operations	(1,436)	(13,957)	3,097	(1,230)	(13,526)	(559)	(10,044)	3,361	941	(6,301)
Gain on disposition of investment	-	-	-	150	150	-	-	-	-	-
Equity in net loss of joint ventures	4	(534)	(114)	-	(644)	81	(834)	(170)	-	(923)
Minority interest in operating partnership	-	-	-	(63)	(63)	-	-	-	(63)	(63)
(Loss) Income before income
from discontinued operations	(1,432)	(14,491)	2,983	(1,143)	(14,083)	(478)	(10,878)	3,191	878	(7,287)
Income from discontinued operations:
Operating income	1,753	-	-	-	1,753	929	-	-	-	929
Gain on disposition of properties	48,536	-	-	-	48,536	9,682	-	-	-	9,682
Net income (loss)	48,857	(14,491)	2,983	(1,143)	36,206	10,133	(10,878)	3,191	878	3,324
Preferred share dividends	(780)	(3,847)	(339)	(164)	(5,130)	(86)	(4,938)	(375)	(406)	(5,805)
Original cost associated with redemption
of preferred shares	-	-	-	(2,163)	(2,163)	-	-	-	-	-
Net income (loss) applicable to common shares	48,077	(18,338)	2,644	(3,470)	28,913	10,047	(15,816)	2,816	472	(2,481)

Add: Depreciation - real estate assets	3,802	27,138	1,224	191	32,355	3,488	26,739	1,199	157	31,583
Depreciation - real estate assets - joint ventures	-	869	90	-	959	99	872	88	-	1,059
Amortization of joint venture deferred costs	-	34	-	-	34	(26)	34	-	-	8
Amortization of intangible assets	1,492	-	-	-	1,492	278	-	-	156	434
Less: Gain on disposition of properties	(48,536)	-	-	-	(48,536)	(9,682)	-	-	-	(9,682)
Funds From Operations (FFO)	4,835	9,703	3,958	(3,279)	15,217	4,204	11,829	4,103	785	20,921
Add: Original cost associated with redemption
of preferred shares	-	-	-	2,163	2,163	-	-	-	-	-
FFO excluding preferred redemption costs	$ 4,835	$ 9,703	$ 3,958	$ (1,116)	$ 17,380	$ 4,204	$ 11,829	$ 4,103	$ 785	$ 20,921
Weighted average shares outstanding - basic					19,162					19,519
Weighted average shares outstanding - diluted					19,162					19,519

FFO per share - basic and diluted (2)	$ 0.25	$ 0.50	$ 0.21	$ (0.17)	$ 0.79	$ 0.22	$ 0.61	$ 0.21	$ 0.03	$ 1.07
FFO per share excluding preferred redemption costs-
basic and diluted (2)	$ 0.25	$ 0.50	$ 0.21	$ (0.05)	$ 0.91	$ 0.22	$ 0.61	$ 0.21	$ 0.03	$ 1.07

(1) See page 23 for the Company's definition of this non-GAAP measurement.

(2) See page 22 for the Company's definition of this non-GAAP measurement.

Associated Estates Realty Corporation "Same Store" Market-Rate Data Operating Results for the Last Five Quarters (Unaudited, in thousands, except unit totals and per unit amounts)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2005	2004

Revenue
Rental	$ 29,609	$ 29,839	$ 29,653	$ 28,831	$ 29,193
Other income	1,579	1,572	1,486	1,140	1,163
Total Revenue	31,188	31,411	31,139	29,971	30,356

Property Operating and Maintenance Expenses
Personnel	3,479	3,905	3,940	3,973	3,802
Advertising	455	471	468	434	465
Utilities	2,311	2,039	1,896	2,377	2,010
Repairs and maintenance	2,677	3,276	3,080	2,492	2,788
Real estate taxes and insurance	4,388	4,391	4,364	4,163	3,755
Other operating	1,395	1,394	1,227	1,109	1,245
Total Expenses	14,705	15,476	14,975	14,548	14,065

Net Operating Income (1)	$ 16,483	$ 15,935	$ 16,164	$ 15,423	$ 16,291

Operating Margin	52.9%	50.7%	51.9%	51.5%	53.7%

Total Number of Units	14,594	14,594	14,594	14,594	14,594

NOI Per Unit	$ 1,129	$ 1,092	$ 1,108	$ 1,057	$ 1,116

Average Net Collected Per Unit (2)	$ 690	$ 694	$ 688	$ 665	$ 673

Physical Occupancy - End of Period (3)	92.5%	93.8%	95.0%	92.6%	91.2%

(1) The net operating income for each quarter shown includes the results for Courtney Chase Apartments, which was acquired by the Company in July 2004.

(2) Represents gross potential rents less vacancies and concessions.

(3) Is defined as number of units occupied divided by total number of units.

Associated Estates Realty Corporation

"Same Store" Market-Rate Data

Operating Results for the Twelve Months Ended December 31, 2005 and 2004

(Unaudited, in thousands, except unit totals and per unit amounts)

	Twelve Months Ended
	December 31,
	2005	2004

Revenue
Rental	$ 114,714	$ 114,764
Other income	5,636	3,838
Total Revenue	120,350	118,602

Property Operating and Maintenance Expenses
Personnel	14,980	14,758
Advertising	1,791	1,692
Utilities	8,511	7,689
Repairs and maintenance	11,333	11,193
Real estate taxes and insurance	16,898	15,513
Other operating	5,031	4,651
Total Expenses	58,544	55,496

Net Operating Income (1)	$ 61,806	$ 63,106

Operating Margin	51.4%	53.2%

Total Number of Units	14,306	14,306

NOI Per Unit	$ 4,320	$ 4,411

Average Net Collected Per Unit (2)	$ 679	$ 669

Physical Occupancy - End of Period (3)	92.5%	91.0%

(1) The net operating income shown for both years excludes the results for Courtney Chase Apartments, which was acquired by the Company in July 2004.

(2) Represents gross potential rents less vacancies and concessions.

(3) Is defined as number of units occupied divided by total number of units.

Associated Estates Realty Corporation "Same Store" Market-Rate Data As of December 31, 2005 and December 31, 2004 (Unaudited, in thousands, except unit totals and per unit amounts)

									Physical		Turnover
			Net Rent Collected per Unit (1)			Average Rent per Unit (2)			Occupancy (3)		Ratio (4)
	No. of	Average	Q4	Q4%		Q4	Q4%		Q4	Q4	Q4	Q4
	Units	Age(5)	2005	2004	Change	2005	2004	Change	2005	2004	2005	2004

Florida	956	8	$ 1,089	$ 985	10.6%	$ 1,174	$ 1,120	4.8%	97.5%	97.1%	53.1%	51.0%
Georgia	706	18	646	618	4.5%	848	883	(4.0)%	94.1%	96.0%	66.9%	45.3%
Indiana	836	10	709	704	0.7%	874	851	2.7%	92.7%	93.5%	44.0%	46.9%
Metro D.C.	667	19	1,069	1,052	1.6%	1,170	1,136	3.0%	94.6%	94.9%	42.0%	43.2%
Michigan	2,888	15	652	668	(2.4)%	821	801	2.5%	92.7%	93.8%	46.0%	48.2%
North Carolina	276	11	601	597	0.7%	845	826	2.3%	91.7%	90.2%	49.3%	43.5%
Ohio - Central Ohio	3,135	13	638	627	1.8%	758	717	5.7%	93.6%	92.0%	53.7%	52.7%
Ohio - Northeastern Ohio	3,448	17	638	603	5.8%	793	761	4.2%	91.2%	85.4%	47.1%	45.2%
Ohio - Northeastern - Congregate Care	50	20	573	623	(8.0)%	812	808	0.5%	70.0%	74.0%	8.0%	48.0%
Ohio - Toledo, Ohio	1,060	24	573	602	(4.8)%	723	699	3.4%	87.8%	92.7%	57.7%	44.5%
Pennsylvania	468	19	619	552	12.1%	779	724	7.6%	89.5%	83.8%	50.4%	55.6%
Texas	104	12	900	824	9.2%	1,103	1,065	3.6%	100.0%	84.6%	50.0%	61.5%
Total/Average "Same Store"
Market-Rate	14,594	15	$ 690	$ 673	2.5%	$ 838	$ 807	3.8%	92.5%	91.2%	50.0%	48.2%

(1) Represents gross potential rents less vacancies and allowances for all units divided by the number of units in a market.

(2) Represents gross potential rents for all units divided by the number of units in a market.

(3) Represents physical occupancy at the end of the quarter.

(4) Represents the number of units turned over for the period, divided by the number of units in a market, annualized.

(5) Age shown in years.

Associated Estates Realty Corporation Property Net Operating Income (Property NOI) For the Three and Twelve Months Ended December 31, 2005 and 2004

		Three Months Ended December 31,
Property NOI (1)	No. of		% of		% of
	Units	2005 NOI	Total NOI	2004 NOI	Total NOI
"Same Store" Market-Rate
Florida	956	$ 1,967	10.6%	$ 1,696	9.6%
Georgia	706	685	3.7%	597	3.4%
Indiana	836	1,054	5.7%	1,322	7.5%
Metro D.C.	667	1,392	7.5%	1,423	8.1%
Michigan	2,888	3,211	17.3%	3,342	19.0%
North Carolina	276	281	1.5%	240	1.4%
Ohio - Central Ohio	3,135	3,304	17.8%	3,284	18.7%
Ohio - Northeastern Ohio	3,448	2,829	15.2%	2,680	15.2%
Ohio - Northeastern - Congregate Care	50	1	0.0%	18	0.1%
Ohio - Toledo, Ohio	1,060	1,087	5.8%	1,172	6.7%
Pennsylvania	468	523	2.8%	406	2.3%
Texas	104	149	0.8%	111	0.6%
Total "Same Store" Market-Rate	14,594	16,483	88.7%	16,291	92.6%
Affordable Housing
Ohio	1,246	1,263	6.8%	1,306	7.4%
Acquisitions
Florida	316	583	3.1%	-
Georgia	168	255	1.4%	-	0.0%
	16,324	18,584	100.0%	17,597	100.0%
Discontinued Operations (2)
Sold Properties	N/A	82		1,458
Held for Sale - Ohio	120	85		(17)
		167		1,441
Total Properties	N/A	$ 18,751		$ 19,038

		Twelve Months Ended December 31,
	No. of		% of		% of
	Units	2005 NOI	Total NOI	2004 NOI	Total NOI
"Same Store" Market-Rate
Florida	668	$ 5,214	7.3%	$ 4,501	6.5%
Georgia	706	2,550	3.6%	2,346	3.4%
Indiana	836	4,140	5.8%	4,303	6.2%
Metro D.C.	667	5,733	8.0%	5,387	7.8%
Michigan	2,888	12,645	17.7%	13,736	19.8%
North Carolina	276	1,008	1.4%	1,010	1.5%
Ohio - Central Ohio	3,135	12,742	17.9%	13,480	19.5%
Ohio - Northeastern Ohio	3,448	11,305	15.9%	11,759	17.0%
Ohio - Northeastern - Congregate Care	50	(14)	0.0%	100	0.1%
Ohio - Toledo, Ohio	1,060	4,233	5.9%	4,264	6.2%
Pennsylvania	468	1,783	2.5%	1,687	2.4%
Texas	104	467	0.7%	533	0.8%
Total "Same Store" Market-Rate	14,306	61,806	86.7%	63,106	91.2%
Affordable Housing
Ohio	1,246	4,994	7.0%	5,240	7.6%
Acquisitions
Florida	604	4,247	6.0%	876	1.2%
Georgia	168	254	0.3%	-	-
	16,324	71,301	100.0%	69,222	100.0%
Discontinued Operations (2)
Sold Properties	N/A	3,706		5,288
Held for Sale - Ohio	120	56		(87)
		3,762		5,201
Total Properties	N/A	$ 75,063		$ 74,423

(1) See page 23 for the Company's definition of this non-GAAP measurement.

(2) Represents NOI included in discontinued operations in the Consolidated Statements of Operations.

Associated Estates Realty Corporation Property Net Operating Income (Property NOI) For the Three and Twelve Months Ended December 31, 2005 and 2004

		Three Months Ended December 31,			Twelve Months Ended December 31,
Property NOI (1)	No. of
	Units	2005 NOI	2004 NOI	% Change	2005 NOI	2004 NOI	% Change
"Same Store" Market-Rate
Midwest Properties
Indiana	836	$ 1,054	$ 1,322	(20.3)%	$ 4,140	$ 4,303	(3.8)%
Michigan	2,888	3,211	3,342	(3.9)%	12,645	13,736	(7.9)%
Ohio - Central Ohio	3,135	3,304	3,284	0.6%	12,742	13,480	(5.5)%
Ohio - Northeastern Ohio	3,448	2,829	2,680	5.6%	11,305	11,759	(3.9)%
Ohio - Northeastern - Congregate Care	50	1	18	(94.4)%	(14)	100	(114.0)%
Ohio - Toledo, Ohio	1,060	1,087	1,172	(7.3)%	4,233	4,264	(0.7)%
Pennsylvania	468	523	406	28.8%	1,783	1,687	5.7%
Total Midwest Properties	11,885	12,009	12,224	(1.8)%	46,834	49,329	(5.1)%

Mid-Atlantic/Southeast Properties
Florida (3)	956	1,967	1,696	16.0%	5,214	4,501	15.8%
Georgia	706	685	597	14.7%	2,550	2,346	8.7%
Metro D.C.	667	1,392	1,423	(2.2)%	5,733	5,387	6.4%
North Carolina	276	281	240	17.1%	1,008	1,010	(0.2)%
Texas	104	149	111	34.2%	467	533	(12.4)%
Total Non Mid-Atlantic/Southeast Properties	2,709	4,474	4,067	10.0%	14,972	13,777	8.7%
Total "Same Store" Market-Rate	14,594	16,483	16,291	1.2%	61,806	63,106	(2.1)%

Affordable Housing
Ohio	1,246	1,263	1,306	(3.3)%	4,994	5,240	(4.7)%
Acquisitions
Florida (3)	316	583	-	NA	4,247	876	384.8%
Georgia	168	255	-	NA	254	-	NA
	16,324	18,584	17,597	5.6%	71,301	69,222	3.0%
Discontinued Operations (2)
Sold Properties	N/A	82	1,458	(94.4)%	3,706	5,288	(30.0)%
Held for Sale - Ohio	120	85	(17)	(577.8)%	56	(87)	(164.4)%
		167	1,441	(88.3)%	3,762	5,201	(27.7)%
Total Properties	N/A	$ 18,751	$ 19,038	(1.5)%	$ 75,063	$ 74,423	0.9%

(1) See page 23 for the Company's definition of this non-GAAP measurement.

(2) Represents NOI included in discontinued operations in the Consolidated Statements of Operations.

(3) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year. The Company acquired Courtney Chase Apartments in July 2004. Therefore for presentation purposes in this schedule, the three months ended December 31, 2004 and 2005 includes Courtney Chase's NOI as "Same Store" Market Rate, while for the twelve months ended December 31, 2004 and 2005 Courtney Chase's NOI is included in the Acquisitions segment.

Associated Estates Realty Corporation Debt Structure As of December 31, 2005 (Dollar and share amounts in thousands)

			Current
	Balance	Percentage	Weighted
	Outstanding	of	Average
	December 31, 2005	Total Debt	Interest Rate

FIXED RATE DEBT
Mortgages payable	$ 455,166	79.4%	7.7%
Unsecured borrowing	25,780	4.5%	7.9%
Total fixed rate debt	480,946	83.9%	7.7%

VARIABLE RATE DEBT
Mortgages payable	92,624	16.1%	5.9%
Line of credit borrowings	-	0.0%	0.0%
Total variable rate debt	92,624	16.1%	5.9%
TOTAL DEBT	$ 573,570	100.0%	7.4%

Interest coverage ratio (1)	1.54:1
Fixed charge coverage ratio (2)	1.38:1

Weighted average maturity	5.1 years

SCHEDULED PRINCIPAL MATURITIES

	Fixed Rate - CMBS	Fixed Rate - Other	Variable Rate	Total

2006	$ -	$ -	$ -	$ -
2007 (3)	71,358	-	-	71,358
2008	40,828	-	-	40,828
2009	126,155	-	20,000	146,155
2010	70,997	-	61,920	132,917
Thereafter	145,828	25,780	10,704	182,312
Total	$ 455,166	$ 25,780	$ 92,624	$ 573,570

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

INTEREST RATE SWAP
Amortization of termination fee (4)	$ (99)	$ (119)	$ (580)	$ (476)
Interest rate swap expense	(3)	(84)	(147)	(688)
Total	$ (102)	$ (203)	$ (727)	$ (1,164)

(1) Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs. See page 23 for a reconciliation of net (loss) income to EBITDA and for the Company's definition of EBITDA.

(2) Represents interest expense and preferred stock dividend payment coverage.

(3) Includes the scheduled maturity for the Company's line of credit.

(4) On December 11, 2000, the Company executed termination agreements for two swaps. The Company received termination payments totaling $3.2 million, which are being amortized over the remaining terms of the swaps through 2007, at the rate of $32,954 month or $395,445 per year on the first swap and $6,739 per month or $80,868 per year on the second swap. Effective June 29, 2006, the Company sold the property associated with the second swap and as such wrote off $143,773, which was the remaining unamortized portion of the fee related to this property.

Associated Estates Realty Corporation Joint Venture Summary Data For the Three and Twelve Months Ended December 31, 2005 and 2004 (Unaudited, dollar amounts in thousands)

Balance Sheet Data	December 31,	December 31,
	2005	2004

Real estate, net	$ 54,057	$ 55,962
Other assets	2,249	1,476
	$ 56,306	$ 57,438

Amount payable to the Company	$ 69	$ 23
Mortgage payable	46,173	45,770
Other liabilities	902	968
Equity	9,162	10,677
	$ 56,306	$ 57,438

Beneficial Interest in Operations
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Revenue	$ 969	$ 885	$ 3,772	$ 4,071
Cost of operations	478	536	2,096	2,405
Revenue less cost of operations	491	349	1,676	1,666
Interest expense, net	(265)	(301)	(1,103)	(1,277)
Depreciation - real estate assets	(239)	(241)	(959)	(1,059)
Depreciation - other	(43)	(50)	(177)	(200)
Amortization of deferred costs	(9)	(9)	(34)	(8)
Amortization of deferred financing fees	(12)	(7)	(47)	(68)
Discontinued operations:
Results of operations	-	(7)	-	23
Results of operations	-	-	-	-
Net (loss) income	(77)	(266)	(644)	(923)
Add:
Depreciation - real estate assets	239	241	959	1,059
Amortization of deferred costs	9	9	34	8
Funds From Operations (FFO) (1)	$ 171	$ (16)	$ 349	$ 144

	Number of		AERC's
Summary of Debt	Units	At 100%	Prorata Share	Maturity Date

Lakeshore Village (50.0% Affordable)	108	$ 4,173	$ 2,087	8/1/2031
Idlewylde Phase I & II (49.0% Market-Rate) (2)	843	42,000	20,580	6/1/2010

Total of all joint ventures	951	$ 46,173	$ 22,667

(1) See page 22 for the Company's definition of this non-GAAP measurement.

(2) On May 27, 2005, the partnership refinanced both loans on these properties with a new single loan. Effective July 1, 2005, the partnership began to operate these two properties as a single entity. In connection with this new loan, the Company has a guaranty and indemnity obligation related to environmental matters and certain customary provisions related to the management of the property.

Associated Estates Realty Corporation 2006 Financial Outlook As of February 9, 2006

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on the cover of this document for a list of risk factors. In addition, the timing of property sales, the net sale proceeds generated from property sales, and the timing of the use of the net sale proceeds, along with changes to interest rates could have a material impact on the projections included in these forward-looking statements.

Earnings Guidance Per Common Share - Diluted
Expected net income	$1.77 to $1.81
Expected real estate depreciation and amortization	1.87
Expected adjustments to unconsolidated joint ventures	0.06
Expected defeasance costs on secured costs	0.47
Expected gains on disposition of properties	(3.19)
Expected Funds from Operations (FFO) Excluding Debt Extinguishment Costs (1)	$0.98 to $1.02

Same Store Portfolio
Revenue growth	4.25% to 4.75%
Expense growth	6.0% to 6.5%
Property NOI(2) growth	2.75% to 3.25%
Physical occupancy	94%

Transactions
Dispositions	$75 million
Acquisitions	$0 million
Development	$0 million

Corporate Expenses
General and administrative expense growth	10.0%

Debt
Capitalized interest	$0 million
Expensed interest (excluding debt extinguishment costs)	$39 million
LIBOR	4.37% to 4.87%
Expected defeasance costs	$8 million

Capital Structure
Common share repurchases	$10 million

(1) See page 22 for the Company's definition of this non-GAAP measurement.

(2) See page 23 for the Company's definition of this non-GAAP measurement.

This supplemental includes certain non-GAAP financial measures that the Company believes are helpful in understanding our business, as further described below. The Company's definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations ("FFO")

The Company defines FFO as the inclusion of all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under GAAP, adjusted for depreciation on real estate assets and amortization of intangible assets and gains and losses from the disposition of properties and land. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs.

Funds from Operations ("FFO") Excluding Preferred Redemption Costs

The Company defines FFO excluding preferred redemption costs as FFO, as defined above, plus the add back of the $2,163,000 original issuance costs associated with the redemption of preferred shares. In accordance with GAAP, the Company reclassified these costs from paid-in-capital to operating activity in connection with the redemption of the Series A Preferred Shares. The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

Funds from Operations ("FFO") Excluding Debt Extinguishment Costs

The Company defines FFO excluding debt extinguishment costs as FFO, as defined above, plus the add back of expected costs incurred to extinguish debt. In accordance with GAAP, these costs would be classified as interest expense in the Consolidated Statement of Operations. The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

Funds Available for Distribution ("FAD")

The Company defines FAD as FFO plus depreciation-other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. Adjustments for joint ventures are calculated to reflect FAD on the same basis. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO, FAD also reflects the recurring capital expenditures that are necessary to maintain the associated real estate.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company considers EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest which permits investors to view income from operations unclouded by non-cash depreciation or the cost of debt. Below is a reconciliation of net income (loss) available to common shareholders to EBITDA.

	Three Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net income (loss) available to common shareholders	$ 23,239	$ (3,410)	$ 28,913	$ (2,481)
Equity in net loss of joint venture	77	266	644	923
Preferred share dividends	1,262	1,691	5,130	5,805
Original issuance costs related to redemption of preferred shares	-	-	2,163	-
Interest income	(401)	(156)	(646)	(313)
Interest expense, net	11,131	10,136	43,149	40,334
Depreciation and amortization	8,762	8,615	35,464	33,753
Gain on disposition of properties	(27,099)	-	(48,536)	(9,682)
Taxes	43	(44)	264	206
EBITDA	17,014	17,098	66,545	68,545
EBITDA - Joint Ventures:
Equity in net loss of joint venture	(77)	(266)	(644)	(923)
Interest expense, net	274	308	1,149	1,344
Depreciation and amortization	294	300	1,170	1,267
EBITDA - Joint Ventures	491	342	1,675	1,688
Total EBITDA	$ 17,505	$ 17,440	$ 68,220	$ 70,233

Net Operating Income ("NOI")

NOI is determined by deducting property operating and maintenance expenses, direct property management and service companies expenses and painting service expense from total revenues (including interest income). The Company evaluates the performance of its reportable segments based on NOI. The Company considers NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio and management and service companies at the property and management service company level and is used to assess regional property and management and service company level performance. NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs.

Property Net Operating Income ("Property NOI")

Property NOI is determined by deducting property operating and maintenance expenses from total property revenue (including interest income). The Company considers property NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to assess regional property level performance. NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs.

Recurring Fixed Asset Additions

The Company considers recurring fixed asset additions to a property to be capital expenditures made to replace worn out assets so as to maintain the property's value.

Investment/Revenue Enhancing and/or Non-Recurring Fixed Asset Additions

The Company considers investment/revenue enhancing and/or non-recurring fixed assets to be capital expenditures if such improvements increase the value of the property and/or enable the Company to increase rents.

"Same Store" Market-Rate Properties

"Same Store" Market-Rate Properties are conventional multifamily residential apartments, which have reached stabilization and were owned and operational for the entire periods presented. The Company considers a property stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year. Properties classified as "held for sale" on the balance sheet date are not included in the "Same Store" Market-Rate data.